UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 3, 2012
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Seven Arts Entertainment Inc.
(Exact name of registrant as specified in its charter)
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Nevada	001-34250	45-3138068
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8439 Sunset Boulevard, 4th Floor, West Hollywood, CA 90069
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 323 372 3080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 3, 2012, the Company received a letter from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market LLC, in which the Staff stated that it does not believe that the Company complies with NASDAQ’s Voting Rights Rule (Listing Rule 5640) for the following reasons:

1)
The Company issued 50,000 shares of Series B convertible preferred stock at a price of $100.00/share. The preferred stock is convertible into shares of common stock at $1.10/share subject to adjustments in the event the Company issues any common stock for less than 80% of the conversion price.   Such price protection provision could potentially cause the conversion price to be reduced below the market value immediately preceding the entering into the binding agreement. Therefore, since the preferred stock votes on an “as converted basis,” the preferred shares could potentially have greater voting rights than the existing common shares.

2)
The Certificate of Designation for the Series B convertible preferred stock does not contain a “step-down” provision in respect of the rights granted to the preferred stockholders to appoint two Board members.

A copy of such letter notice is furnished as Exhibit 99.1.

In addition to the foregoing, the Company was advised by the Staff in a phone conversation on the morning of July 9, 2012, that the Staff intended to implement a halt in trading of the Company’s common shares on The NASDAQ Capital Market “pending the receipt of additional information requested.” Trading in the Company’s common shares was subsequently halted and remains so as of the filing of this Current Report. The Company was also advised that the Staff intends to initiate proceedings to delist the Company’s common stock from The NASDAQ Capital Market and that a letter setting forth the bases for the delisting determination would be issued to the Company within the next several days. Finally, the Company was advised that it will have the right to request a review of Staff’s delisting determination by a NASDAQ Listing Qualifications Panel (the “Panel”) and that a request for a hearing before the Panel would stay the delisting pending the issuance of a decision by the Panel following the hearing. The Company intends to provide a further update on the status of the trading halt and the forthcoming Staff delisting determination as soon as possible.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1  NASDAQ letter dated July 3, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Seven Arts Entertainment Inc.

July 10, 2012	By:	/s/ Peter Hoffman
Peter Hoffman
Chief Executive Officer